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                                                                      Exhibit 21

                  Subsidiaries of Insurance Auto Auctions, Inc.

                                                            Jurisdiction
            Name                                          of Incorporation
            ----                                          ----------------

Insurance Auto Auctions Corp. (wholly owned)                  Delaware